Exhibit 77Q
AMENDED AND RESTATED EXHIBIT 1
TO SCHEDULE A
TO THE INVESTMENT ADVISORY AGREEMENT
DATED
AS OF JUNE 23, 2006
AND REVISED APRIL 30, 2007

BETWEEN
THE HUNTINGTON FUNDS AND
HUNTINGTON ASSET ADVISORS, INC.
Fund Name	Compensation	Date
Huntington Dividend Capture Fund
Annual rate of
seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Funds average daily net assets.
June 23, 2006
Huntington International
Equity Fund
Annual rate of one percent (1.00%) of the Huntington International Equity Funds average daily net assets.
June 23, 2006
Huntington Mid Corp America Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Funds average daily net assets.
June 23, 2006
Huntington
New Economy Fund
Annual rate of eighty-five one
hundredths of one percent (0.85%) of the Huntington New
Economy Funds average daily net assets.
June 23, 2006

Huntington Real Strategies Fund
Annual rate of
seventy-five hundredths of one percent (0.75%) of the Huntington Real Strategies Funds average daily net assets

April 30, 2007
Huntington Rotating Markets Fund
Annual
rate of fifty one hundredths of one percent (0.50%) of the Huntington Rotating Markets Funds average daily net assets.
June 23, 2006
Huntington Situs Small Cap Fund

Annual rate of seventy-five hundredths of one percent
(0.75%) of the Huntington Situs Small Cap Funds average daily net assets.
June 23, 2006
Huntington Macro 100 Fund

Annual rate of seventy-five hundredths of one percent (0.75%) of the Huntington Macro 100 Funds average daily net assets.
June 23, 2006



THE HUNTINGTON FUNDS

By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President

HUNTINGTON ASSET ADVISORS, INC.
By:  /s/ B. Randolph Bateman
Name:  B. Randolph Bateman
Title:  President